HEAD OFFICE:
A-6, Maharani Bagh
New Delhi- 110065
Ph.: 011-41626471, 41626470
Fax: 011-41328425
E-mail: info@bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion to the form 20-F of our report dated April 28, 2026, of Zenatech Inc. relating to the audit of the consolidated financial statements for the year ended December 31, 2025 and reference to our firm under the caption "Experts" in the Registration Statement.

Signer ID: TDXDWXAG17...

Bansal & Co. LLP,

Chartered Accountants

New Delhi, India

April 28, 2026

BRANCHES

Maharashtra : 7&8 GF, Wing-A, Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026

Madhya Pradesh : 114, Shree Tower, 2nd Floor, Zone-II, Bhopal (MP) Ph. 0755-4076725, 2769224, 2769225

Chhatisgarh : 6/140 Next to Indra Setu Bridge, Tilaknagar, Chatapara, Bilaspur, Chhatisgarh, (Ch) – 495001

Delhi : D-Block,3rd Floor, Plot No 8, Balaji Estate, Guru Ravidas Marg, Kalkaji, New Delhi – 110019, +91 9810939245